UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Norcor Technologies Corporation

(Exact name of registrant as specified in its charter)

Georgia	56-1693387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

338 South Sharon Amity Rd. Charlotte, North Carolina	28211
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code:

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001	None
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☑	Smaller reporting company

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act.

EXPLANATORY NOTE

Norcor Technologies Corporation is filing this General Form for Registration of Securities on Form 10, or this "registration statement," to register its common stock, par value $0.001 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “Norcor” refer to Norcor Technologies Corporation.

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of June 30, 2016, our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company (i) if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry and general market data. and public information which was not commissioned by us for this filing.

ITEM 1. BUSINESS

Corporate History

Norcor Technologies Corporation was originally incorporated in Delaware on November 30, 1989. The Company later moved to North Carolina and became a North Carolina Corporation on April 22, 1993, and then became a Florida registered Corporation 0n January 3, 2007. Due to the passing of our registered agent in Florida, Norcor is now a Georgia Corporation. Norcor became incorporated in the state of Georgia on November 3, 2010. Norcor’s principal business activities were focused on the construction and energy business until 2012.

Initially, the Company concentrated on the Supply of HVAC equipment and controls devices, and developed relationships with large manufacturers such as Trane, Marley Cooling Technology, McQuay International, Carrier and Johnson Controls Inc. Norcor, working with Johnson Controls Inc., participated in the Department of Defense Mentor-Protégé Program for approximately four years, supplying HVAC Equipment and controls for various projects.

In 2006, The Company decided to issue common shares in a Regulation D private placement offering to raise funds for the design of a Website. At the same time Norcor applied to FINRA for the ticker Symbol NCRT. The selling shareholders in this offering purchased their shares in the 2006 offering. In 2008, our CEO, having experience in the energy business in previous years, decided to bid on contracts supplying Diesel Fuel to the Department of Logistic Agency and was successfully offered several contracts subject to funding. Norcor was unable to acquire financing, and thus relinquished those contracts.

Business Overview

In 2012, the Board of Directors of Norcor decided to transition the Company into developing Solar Energy as the future for the Company. Norcor will be concentrating on developing Solar Farms in Jamaica, the Caribbean, Africa and the United States.

Solar Farm Projects:

The Solar projects include the construction of several Solar Farms in the United States and the Caribbean and a ten Mega Watts Geothermal Plant in Kenya, Africa. These projects will feed into the grid of the existing Utility Companies. In some cases we will go directly to homes especially in rural and remote areas where there are no electricity.

The Company has not yet signed any lease agreements or otherwise secured any locations for its proposed solar farms in North Carolina. Any acquired parcels will be leased for a minimum of 15 years with five-year extensions upon mutual agreement.

The Company plans to enter into a 15 year purchased power agreement with Duke Energy to deliver energy to its service territories. As of the date of this prospectus, the parties have not entered into any formal agreements or begun negotiations. The company has not entered into a power purchase agreement with Duke Energy or any other party. The farms that we intend to build in North Carolina will produce $720,000 to $1,080,000 of income per year.

The Company also plans to construct solar farms in Jamaica. The first solar farm constructed will be 10 to 15 Megawatts, and may be built in conjunction with Windstream Technologies, a designer of affordable and renewable energy technologies based in the U.S. and South Asia. The Company has not entered into negotiations with Windstream Technologies and has not entered into an formal agreements regarding the construction of the solar farms in Jamaica. The farm will be located in the parish of Trelawny, Jamaica. As of the date of this prospectus, the Company has not yet signed any lease agreements or otherwise secured any locations for its proposed solar farms in Jamiaca. The Company plans to secure a 20 year power purchase agreement with the Jamaican power company “JPS”. However, the Company has not yet entered into any power purchase agreements with JPS.

The projected cost of the Jamaica solar farms is between $4,000,000 and $8,000,000, depending on the amount of megawatts we choose to produce. The Company anticipates that it will begin construction on these solar farms in the last quarter of 2016 or the first quarter of 2017.

Norcor is also considering several mergers with companies in the solar business and other complementary technologies.

Employees

As of December 31, 2016, we have three full time employees, including management. We consider our relations with our employees to be good.

Reports to Security Holders

You may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A. RISK FACTORS.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Form 10. The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to our Business

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company has been conducting operations since 1989 with a focus on the construction and energy industry. However, our current business plan will focus on building solar farms, an area in which we have no operating history. We have not proven that our business model will allow us to generate a profit.

If we do not obtain sufficient supply of solar cells and other components and materials to conduct our business, our revenues and operating results could suffer.

There are a limited number of solar cell suppliers. Our estimate regarding our supply needs may not be correct and our purchase orders may be cancelled by our suppliers. If our suppliers cancel our purchase orders or change the volume or pricing associated with these purchase orders, we may be unable to meet existing and future customer demand for our products, which could cause us to lose customers, market share and revenue. Our component and materials suppliers may fail to meet our needs. We manufacture all of our solar power products using materials and components procured from a limited number of third-party suppliers. We do not currently have long-term supply contracts with our suppliers. This generally serves to reduce our commitment risk but does expose us to supply risk and to price increases that we may not be able to pass on to our customers. In some cases, supply shortages and delays in delivery may result in curtailed production or delays in production, which could contribute to a decrease in inventory levels and loss of profit. We expect that shortages and delays in deliveries of some components will occur from time to time. If we are unable to obtain sufficient components on a timely basis, we may experience manufacturing delays, which could harm our relationships with current or prospective customers and reduce our sales. We also depend on a select number of suppliers for certain supplies that we use in our business. If we are unable to continue to purchase components from these limited source suppliers or are unable to identify alternative suppliers, our business and operating results could be materially and adversely affected. In addition our competitors may be able to obtain better pricing.

Our Chief Executive Officer does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Our CEO, Mr. Mark Clayton, does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Subsidies provided by foreign governments may impact the supply and price of solar cells and could make it difficult for us to compete effectively.

Several foreign countries, including Germany, Italy, Spain and Portugal, provide manufacturers of solar products with substantial subsidies to encourage their production of clean solar energy. In many instances, these subsidies are greater than the subsidies we are able to obtain in the U.S. for our operations, which increases the ability of solar product manufacturers in these countries to pay more than we can pay for solar cells while still remaining profitable. If worldwide demand for solar cells from companies located in countries with large solar subsidy programs increases, our suppliers may increase the price they charge to purchase solar cells and allocate available supplies of solar cells to manufacturers located in countries with higher solar subsidies than those provided in the U.S. This risk will increase if more countries implement policies to further subsidize solar technologies. These increased costs and supply constraints could materially and adversely affect our results of operations and our ability to compete effectively.

We incurred a net loss last quarter.

We had a net profit of only $617 in the period ended December 31, 2016. We are not yet sustaining minimal operating and net profits.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

As polysilicon supply increases, the corresponding increase in the global supply of solar cells and panels may cause substantial downward pressure on the prices of our products, resulting in lower revenues and earnings.

Because of current global financial conditions, the surplus of polysilicon has resulted in a surplus of solar panel inventory. Decreases in polysilicon pricing and increases in solar panel production could each result in substantial downward pressure on the price of solar cells and panels, including our products. Such price reductions could have a negative impact on our revenue and earnings, and materially adversely affect our business and financial condition.

If we do not achieve satisfactory yields or quality in manufacturing our solar modules or if our suppliers furnish us with defective solar cells, our sales could decrease and our relationships with our customers and our reputation may be harmed.

The success of our business depends upon our ability to incorporate high quality and yield solar cells into our products. We test the quality and yield of our solar products and the solar cells that we incorporate into our solar products, and we source our solar cells from manufacturers we believe are reputable. Nonetheless, our solar modules may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to incur significant re-engineering costs, divert the attention of our engineering personnel from product development efforts and significantly affect our customer relations and business reputation. In addition, we may not be able to fulfill our purchase orders if we purchase a large number of defective solar cells. The number of solar cells that we purchase at any time is based upon expected demand for our products and an assumed ratio of defective to non-defective solar cells. If this ratio is greater than expected, we may not have an adequate number of non-defective solar cells to allow us to fulfill our purchase orders on time. If we do not fulfill orders for our products because we have a shortage of non-defective solar cells or deliver modules with errors or defects, or if there is a perception that these solar cells or solar modules contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather a deterioration in market conditions due to increased competition.

Our industry is highly competitive and fragmented, subject to rapid change and has low barriers to entry. We may in the future compete for potential customers with solar and HVAC systems installers and servicers, electricians, utilities and other providers of solar power equipment or electric power. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have.

We believe that our ability to compete depends in part on a number of factors outside of our control, including:

•	the ability of our competitors to hire, retain and motivate qualified personnel;

•	the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

•	the price at which others offer comparable services and equipment;

•	the extent of our competitors’ responsiveness to customer needs; and

•	installation technology.

Competition in the solar power services industry may increase in the future, partly due to low barriers to entry, as well as from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

We generally do not have long-term agreements with our customers and, accordingly, could lose customers without warning.

Our products are generally not sold pursuant to long-term agreements with customers, but instead are sold on a purchase order basis. We typically contract to perform large projects with no assurance of repeat business from the same customers in the future. Although cancellations on our purchase orders to date have been insignificant, our customers may cancel or reschedule purchase orders with us on relatively short notice. Cancellations or rescheduling of customer orders could result in the delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the incurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers expose us to the risks of inventory shortages or excess inventory. This, in addition to the completion and non-repetition of large systems projects, in turn could cause our operating results to fluctuate.

Existing regulations and policies of the electric utility industry and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of our products, which may significantly reduce demand for our products.

The market for electricity generating products is strongly influenced by federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the U.S., these regulations and policies are being modified and may continue to be modified. Customer purchases of alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the demand for our solar power products. For example, without a regulatory-mandated exception for solar power systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to our customers and make our solar power products less desirable. The failure to increase or restructure the net metering caps could adversely affect our business. Currently all grid-tied photovoltaic systems are installed with cooperation by the local utility providers under guidelines created through statewide net metering policies. These policies require local utilities to purchase from end users excess solar electricity for a credit against their utility bills. The amount of solar electricity that the utility is required to purchase is referred to as a net metering cap. If these net metering caps are reached and local utilities are not required to purchase solar power, or if the net metering caps do not increase in the locations where we install our solar product, demand for our products could decrease. The solar industry is currently lobbying to extend these arbitrary net metering caps, and replace them with either notably higher numbers, or with a revised method of calculation that will allow the industry to continue our expansion in a manner consistent with both the industry and state and federal desires. Moreover, we anticipate that our solar power products and our installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us, our resellers, and our customers and, as a result, could cause a significant reduction in demand for our solar power products.

Our Project requires significant capital investment by the Company.

Our operating Cash Flow will be negatively impacted to the extent we invest in our projects requiring significant capital, and our ability to make distributions or pay dividends may be negatively impacted, especially during our early periods of operation. Distributions or dividends will be made at the sole and unencumbered discretion of the board. We may incur substantial debt from loans we obtain that may be collateralized by some or all of our assets, which will put those assets at risk of forfeiture. If we are unable to pay our debts, principal and interest payments on these loans reduce the amount of money that would otherwise be available for other purposes.

Our investments are mainly foreign increasing their exposure to risk.

We intend to make foreign investments, and will be susceptible to risks associated with such investments, including changes in currency exchange rates, foreign taxes, adverse political or economic developments and changes in foreign laws. We are subject to risks associated with the liquidity problems occurring in both the United States and Global credit markets. Volatility in the debt markets could affect our ability to obtain financing for acquisitions or contract financings

We may not be able to efficiently integrate the operations of our acquisitions, products or technologies.

From time to time, we may acquire new and complementary technology, assets and companies. We do not know if we will be able to complete any acquisitions or if we will be able to successfully integrate any acquired businesses, operate them profitably or retain key employees. Integrating any other newly acquired business, product or technology could be expensive and time-consuming, disrupt our ongoing business and distract our management. We may face competition for acquisition targets from larger and more established companies with greater financial resources. In addition, in order to finance any acquisitions, we might be forced to obtain equity or debt financing on terms that are not favorable to us and, in the case of equity financing our stockholders interests may be diluted. If we are unable to integrate effectively any newly acquired company, product or technology, our business, financial condition and operating results could suffer.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and consultant Wellesley Clayton and Chief Executive Officer and President Mark Clayton. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer and President Mark Clayton is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $60,000 in connection with this registration statement and thereafter $75,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
-	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering,
-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Risks Related to the Market for our Stock

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker –dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a   listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

 We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are three million three hundred fifty one thousand (3,351,000) shares of our common stock held by non-affiliates and 62,433,275 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

These shares will be subject to the resale restrictions of Rule 144, should we hereinafter cease being deemed a “shell company”.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Clayton family, as beneficiaries of the WKFC Trust, owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions .

The Clayton family, as beneficiaries of the WKFC Trust, beneficially own 91.08% of all outstanding voting securities. As a result, currently, and after the offering, Mark Clayton, our President and CEO, may possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 500,000,000 shares of common stock.  As of the date of this prospectus the Company had 65,784,275 shares of common stock outstanding. Accordingly, we may issue up to an additional 434,215,725 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Georgia state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Georgia’s control share law. A corporation is subject to Georgia’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Georgia, and it does business in Georgia or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Georgia’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Georgia has a business combination law which prohibits certain business combinations between Georgia corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Georgia law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Georgia’s business combination law is to potentially discourage parties interested in taking control of Norcor from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of the Company and notes thereto included elsewhere in this Registration Statement.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals and plans.

All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

The company has been engaged in the Construction business providing HVAC Equipment and Control Devices since 1989. This business developed as a consequence of Norcor’s relationship with Johnson Controls Inc., through its Department of Defense Mentor-Protégé program. During this period Johnson Controls Inc. worked closely with Norcor in supplying controls devices for many contracts in the private sector, Federal, State and Local Governments while Norcor does the wiring of these devices. Norcor in the process of diminishing this department as Company moves forward in developing the solar division of the company’s business.

Norcor Technologies Corporation was originally incorporated in Delaware on November 30, 1989. The Company later moved to North Carolina and became a North Carolina Corporation on April 22, 1993, and then became a Florida registered Corporation 0n January 3, 2007. Due to the passing of our registered agent in Florida, Norcor became a Georgia Corporation on November 3, 2010 with principal business activities now focused on solar energy both locally and internationally.

Norcor’s business is now focused on the following:

•	Solar Patented Technology
•	Personal Information Technology to be patented
•	Patented Oil and Gas Technology

Liquidity and Capital Resources

At December 31, 2016 we had $436 in current assets compared to $0 at December 31, 2015. Current liabilities at December 31, 2016 totaled $25,000 compared to $25,000 at December 31, 2015.

At December 31, 2016, we had $436 in cash.

While we have no revenues as of this date, no substantial revenues are anticipated until we have implemented our full plan of operations, specifically, developing our web infrastructure. We must raise cash to implement our strategy to grow and expand per our business plan. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $35,000.

If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

Results of Operations

We generated revenue of $617 for the year ended December 31, 2016 and $0 for the year ended December 31, 2015. For the period ended December 31, 2016 our expenses were $181 compared to $2,243 in 2015. As a result, we have reported a net income of $436 for the year ended December 31, 2016.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As at December 31, 2016, the Company has a profit from operations of only $436 and has a working capital deficit of $24,564. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2017.

The Company is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management. These estimates are based on Mr. Bauman’s historical industry experience and not the company’s historical experience.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements

Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition

The Company recognizes revenue when it is earned.

Loss Per Common Share

Basic net loss per share is calculated by dividing the net loss by the weighted – average number of common shares outstanding for the period, without consideration for common stock equivalents.

Employees

We have three employees: Mark Clayton, Robert Warner and Marquis Bey. We have no employment agreements with any of our management. Mr. Clayton will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Mr. Clayton will work on a fulltime basis once the company has enough revenue to sustain their full time employment. At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Off-Balance Sheet Arrangements

During the year ended December 31, 2016, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

ITEM 3. PROPERTIES.

The Company’s mailing address is 338 South Sharon Amity Rd., Charlotte, North Carolina 28211. The Company rents office space on an as needed basis from Regus. The Company’s phone number is 1(888) 318-5124.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of December 31, 2016, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially 10% or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name	Number of Shares of Common stock	Percentage
WKFC Trust (1)	59,920,775	91.08%
Wellesley Clayton	1000000	1.52%
Mark Clayton	500000	.76%
Marquis Bey	500000	.76%
Robert Warner	300000	.48%
Hughart Roberts Sr.	210000	.32%
Mike Francis	2500	-
Dr. Henry Crichlow	0	-
	0	-

All executive officers, directors, and beneficial owners as a group [10]	62433275	94.92%

 (1) Mark Clayton has voting and dispositive power over the shares held by the WKFC Trust. The Clayton family is the beneficiary of the WKFC Trust.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 65,784,275 shares of common stock outstanding as of December 31, 2016.

The mailing address of the shareholders is 338 South Sharon Amity Rd. Charlotte, NC 28211.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Position
Wellesley Clayton	75	Founder and Consultant
Mark Clayton	44	CEO, President
Marquis Bey	43	Secretary & Treasurer
Robert Warner	50	Vice President
Hugh Roberts	49	Director
Mike Francis	65	Director
Dr. Henry Crichlow	60	Director

Mr. Mark Clayton, CEO and President

Mark Clayton is the son of Founder Wellesley Clayton.  Mark is a graduate of Livingstone College in Salisbury, NC He has a Bachelor degree in Political Science and a minor in Psychology.  Mark has worked with his father right out of College in the HVAC division for Norcor Technologies.  He learned the bidding process and how to be very competitive in the market arena and also managed off site projects. Mark has always been a consultant for Norcor Technologies throughout the years and also while he has been in the automotive industry for Toyota, Honda, and Chrysler for over 13 years. As of Jan 20, 2010 Mark Clayton took over the role as President and Treasurer for Norcor Technologies, handling the day to day operations. Mark Clayton relinquished the role of Treasurer to Marquis Bey on August 1, 2015 and also took over the responsibilities of CEO of Norcor Technologies.  Mark is very excited to see the Energy and Technology Division Develop, with its ultimate goal is to reduce the poverty level in Jamaica and the Caribbean by bringing alternative energy to the region.

Mark’s knowledge of the Company and his operations experience will allow him to provide strong leadership and strategic advice to the Company. Mark will be able to draw upon his experiences to provide guidance and leadership with respect to with our growth, operations and development.

Mr. Robert Warner, Vice President

Mr. Warner has been Vice President of Norcor Technologies since Jan 20, 2010. He holds an Associates Degree in Science Electrical Engineering from New York Technical College, Brooklyn NY and an Bachelor's Degree in Computer Science and Mathematics from Mount St. Mary College in Newburgh, NY.  Mr. Warner has over 11 years experience as a Technical Account Manager in the Telecommunications, Financial, Retail, and Energy Sectors.  He also has Developed Software Applications in improve customer service for companies like GE, ALLTEL, Blue Cross Blue Shield, American Cancer Society, and AT&T.  He has successfully managed over 200 employees in various organizational positions/roles.

Mr. Warner’s management and leadership experience, specifically in the energy sector, will allow him to contribute to the strategic guidance and leadership of the Company.

Mr. Marquis Bey, Secretary and Treasurer

Marquis Bey is Secretary and Treasurer of Norcor Technologies. He attended Livingstone College and NC State A&T University. Marquis holds a B.S in Business Management and a Renewable Energy Certificate from Solar Energy International. Marquis has years of experience in the financial and solar industry and was recently named Director of the Training Division of Solmon and Roth. He has extensive years of experience leading large organizations. His responsibilities in the past included a budget of $15 million over seeing 140 employees managing 700,000 clients. Marquis corporate experiences include management positions at American Express Card Services, Sears Holdings, and the United States Marine Corp.

Among the reasons for his appointment as a director, Mr. Bey’s financial, business, and operational experience, as well as the experience that he has accumulated through his activities as a manager, will add strategic vision to the board of directors.

Wellesley Clayton, Founder and Consultant

Mr. Wellesley Clayton is the Founder of Norcor Technologies and has been CEO since inception and as of August 1, 2015 passed the duties of CEO over to his son Mark Clayton. Mr Wellesley Clayton will now be a consultant to Norcor Technologies Corporation. Wellesley Clayton is a graduate of the University of Southern California, Los Angeles, with a BA degree in International Relations and Graduate work in International Public Administration. Additionally, Mr. Clayton successfully completed the Executive Management Certificate Program at Howard University and Tuft School of Business.

Mr. Clayton worked for the Jamaican Foreign Service after leaving the University of Southern California. Subsequently returning to the United States a short time later, Mr. Clayton found work in the Financial Services business as a Financial Representative, later entered the Oil business drilling and operating wells for many years, opened a retail computer store, and finally, launched Norcor Technologies Corporation in 1989.

Wellesley Clayton is an Oil and Gas professional with experience in the drilling and operating of Oil and Gas wells in Oklahoma and Kansas in the early eighties, and will use his experience and knowledge of the industry to provide valuable guidance to the Company in his role as a consultant.

Mr. Wellesley Clayton filed for Chapter 11 bankruptcy on April 17, 2015. The bankruptcy was later converted to a Chapter 7 on July 24, 2015. His Chapter 7 bankruptcy has been discharged.

Mr. Hugh Roberts

Hugh Roberts is a Director and a graduate of North Carolina State University with a BS in Aerospace Engineering and a MS in Mathematics. He has managed the day-to-day operations of the Washington, DC office for Allen Bates Technologies for over 10 years. He oversees the hiring and coaching of all employees within the division, in addition to overseeing the sales, marketing, professional services, research and development and support department in the Washington, DC office. He is responsible for training sales representatives and sales engineers on the Allen Bates sales approach and product demonstration using Allen Bates’ products in the customer’s environment or via Webcast. Accomplishments include closing the International Brotherhood of Electrical Workers (IBEW) and International Union of Bricklayers and Allied Craft workers (IUBAC) professional services contract for $4.5M over 5 years for their Electronic Reciprocal Transfer System (ERTS) and Electronic Employer Payroll Reporting (eREMIT).

Mr. Robert’s background in technology and his operations and management experience will allow him to provide guidance to the Company as a Director.

Dr. Henry B. Crichlow

Dr. Henry Crichlow is a Registered Professional Engineer and has been a Director with Norcor since June 14, 2012.

Professional registrations include OK9920, 2249PE. Dr. Crichlow has been employed by major oil companies such as Mobil and Texaco as an engineer and also performed consultant engineering analyses for major oil conglomerates, worldwide institutions including Mobil, Texaco, Kerr Mcgee, Union, the World Bank and the FDIC (USA). He has advised some of the largest international oil companies like Pemex, Kuwait Oil, YPFB, and PetroPeru in multibillion dollar projects. Dr. Crichlow was the head of the petroleum, natural gas and geological engineering departments at the University of Oklahoma and the Halliburton Distinguished Professor of Engineering. He is principal of HBC Registered Engineers, a consulting company that operates in the United States, South America, eastern Europe, and Africa. He holds several patents and publications in engineering, energy, safety, nuclear engineering and the internet. He is an engineer with a Ph.D from Stanford University, a Master of Science degree from the University of Oklahoma, and Bachelor of Science Degree from Colorado School of Mines, all in petroleum engineering.

Dr. Crichlow’s engineering experience will allow him to provide guidance to the Company as a Director.

Mr. Michael D. Francis

Michael Francis has been with Norcor Technologies as a Director since Feburary 10, 2014. Prior to his position with Norcor, he had a career with IBM for 42 years, in which he served as Application Programmer, Systems Engineering Manager, Marketing Program Developer, Marketing Manager, and Channels Account Manager. During his time at IBM, he was responsible for planning/announcement of IBM Intel based Linux Cluster product, IBM series e1350; and for assembling IBM and OEM technical resources, on a world-wide basis, for the development and execution of Action Plans to resolve critical IBM eServer Linux Cluster customer satisfaction issues. The assignment evolved to being responsible for management of Special Bid Process involving review/approval of non-standard IBM Linux Cluster component inclusions (testing, procurement, service and support).

He has also held a position with the Department of Defense as a Program Manager, where he was responsible for project management of IBM’s DoD MSRC high performance computing contract execution. This includes classified/unclassified system installation and post installation support.

Mr. Francis’ most notable skills include Marketing and Technical Support Plan development, Account Management, Technical Comprehension, Deal Negotiation, Issue Resolution, IBM Channels Programs Execution and Internet Solutions Development. His extensive background in Internet applications, Internet solutions, and marketing will allow him to provide valuable guidance to the Company as a Director.

ITEM 6. EXECUTIVE COMPENSATION.

The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year ended June 30, 2014 for the last two fiscal years.

				(b)	©
			(a)	Option	All Other	Total
Name and Principal Position	Year	Salary*	Bonus	Awards	Compensation	Compensation
Wellesley K. Clayton Sr.	2016	$0	$0	$0	$0	$0
Founder, Consultant	2015	0	0	0	0	0

Mark Clayton	2016	$0	$0	$0	$0	$0
President, CEO	2015	0	0	0	0	0

Marquis Bey	2016	$0	$0	$0	$0	$0
Secretary and Treasurer	2015	0	0	0	0	0

Robert Warner	2016	$0	$0	$0	$0	$0
Vice President	2015	0	0	0	0	0

Hugh Roberts	2016	$0	$0	$0	$0	$0
Director	2015	0	0	0	0	0

Mike Francis	2016	$0	$0	$0	$0	$0
Director	2015	0	0	0	0	0

Dr. Henry Crichlow	2016	$0	$0	$0	$0	$0
Director	2015	0	0	0	0	0

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that the board of directors be independent. At this time we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

Consultant Arrangement

The Company has entered into a consulting agreement with Wellesley Clayton, its founder and former CEO. Under the terms of this agreement, Mr. Wellesley Clayton will provide consulting services to the Company at no charge to the Company for the next two years. There exists no formal written consulting agreement between the Company and Mr. Clayton.

During 2006, we issued a total of 65,000,000 shares to our officers, directors and related persons. The issuances of the shares to the investors were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its officers and directors. The shares were issued at $0.20 per share.

ITEM 8. LEGAL PROCEEDINGS.

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a. Market information.

Norcor is not currently traded. The Company intends to apply to trade on the Over the Counter Market (“OTC Market”). To have our securities quoted on OTCQB or OTCBB we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission (“SEC”), banking regulators or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. Over the Counter Markets differ substantially from national and regional stock exchanges because it: (a) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

b. Holders.

As of December 31, 2016, there are 86 holders of the Company’s common stock.

c. Dividends.

The Company has not issued any dividends.

Norcor Technologies Corporation has no plans of paying cash dividends in the future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The Company did not issue any shares of its stock during 2016 and 2015.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

The Company is authorized to issue 500,000,000 shares of Common Stock at a par value of $0.001 per share. The Common Stock of the corporation that is issued and outstanding shall be entitled to vote 100% of the stockholder voting rights. Each holder of Common Stock shall be entitled to one vote per share.

As of December 31, 2016 there are 65,784,275 of common stock issued and outstanding.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Georgia law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director. The Company does not maintains director and officer liability insurance

.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders Norcor Technologies Corporation:

I have audited the accompanying balance sheets of Norcor Technologies Corporation, (the "Company") as of December 31, 2016 and December 13, 2015, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. I was not engaged to perform an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norcor Technologies Corporation as of December 31, 20I 6 and 2015, and the results of its operations and cash flows the years ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations the past two years. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

January 7, 20 I 7

NORCOR TECHNOLOGIES CORPORATION

BALANCE SHEET

ASOF

	December 31, 2016	December 31, 2015
ASSET

Current assets
Cash and cash equivalents	$436	$

Total Current Assets
TOTAL ASSETS	436

LIABILITIES & STOCKHOLDER'S
DEFICIT
Current liabilities
Account Payable & Accrued
Expenses	$25,000	$25,000
Total current liabilities	25,000	25,000
Total liabilities	$25,000	$25,000

Stockholder's Deficit
Common Stock, $0.001 par value per share 5000,000,000 Shares Authorized 65,784,275 and 65,784,275 Issued and Outstanding Respectively	$65,784	$65,784
At December 31, 2016 and 2015, respectively
Additional Paid in Capital	$13,120,805	$13,120,805
Accumulated Deficit	(13,211,153)	(13,211,589)
Total liabilities and net assets	$436

See notes to financial statements

NORCOR TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31, 2016	December 3 I. 2015

REVENUE:	$617	$

Total revenues	617

OPERATING EXPENSES:

General & Administrative	$181	2,243

Total Expense	181	2,243

NET OPERATING INCOME	$436	(2,243)

NET INCOME:	436	(2,243)

See notes to financial statements

NORCOR TECHNOLOGIES CORPORATION

STATEMENT OF CASHFLOWS

	December 31.2016		December 31. 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net ( Income)		$436	$(2,243)

Changes in operating assets and liabilities Accrued expenses

Net cash flows used by operating activities		436	(2,243)

Cash Flows From Financing Activities
Net proceeds/Payment of advance from shareholders	$		$(2,243)

Net Cash Flows from Financing Activities			(2,243)

Net Change in Cash		$436

CASH AND CASH EQUIVALENTS – Beginning
CASH AND CASH EQUIVALENTS -Ending	$		436

See notes to financial statements

Norcor Technologies Corporation Notes to Financial Statements

Note I.    Organization, History and Business

Norcor Technologies Corporation ("the Company") was incorporated in Georgia on November 3, 2010.

The Company was established for the purpose of supplying HYAC and Controls equipment to large construction complexes in addition to developing solar forms in Jamaica, the Caribbean and the United States.

Note 2.   Summary of SignificantAccounting

Policies Revenue Recognition

Revenues are earned and are recognized in accordance with FASB ASC Topic 605 Revenue Recognition and Concepts Statement 5, Recognition and N!easuremenl in Financial Stalements of Business Enterprises, paragraph 83(b) states that ''an entity's revenue earning activities involve delivering or producing goods, rendering services, or other activities that constitute its ongoing major or central operations. and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues''.

Accounts Receivable

Accounts receivable are reported at the customers' outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718''). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees." Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial repotiing date.

The Company calculates the fair value of option grants and warrant issuances u ilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately exµected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate. the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Note 2.   Summary of Significant Accounting Policies

Loss per Share

The Company repo1ts earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent .assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of account•ii1g for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial rep01ting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to detennine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change.

Note 2.   Summary of Significant Accounting Policies

Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.   Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce defen-ed tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

On an interim basis. the Company has a net operating loss can-yover of approximately $13,211,153 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company's ability to use the canyover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes''. The Company had no material unrecognized income tax assets or liabilities as of December 31, 2016. The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 30, 2013 through December 31, 2016, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Georgia state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held. As of December 3 I, 2016 and Decem her 3 I, 2015 the Company had 65,784,275 shares issued and outstanding.

Note 6.   Commitments and Contingencies

Commitments:

The Company currently has no long term comm itrnents as of our balance sheet date.

Contingencies:

None as ofour balance sheet date.

Note 7 - Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Norcor Technologies Corporation for the period June 30, 2014 and June 30, 20 I 5:

	December 31, 2016	December 31, 2015

Net Income (Loss)	$436	$(2,243)

Weighted-average common shares outstanding basic:

Weighted-average common stock Equivalents	65,784,275	65,784,275
Stock options	0	0
Wan-ants	0	0
Conve11ib\e Notes Weighted-average common shares	0	0
outstanding- Diluted	65,784,275	65,784,275

Note 8. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of June 30, 20 I 5 the Company had an accumulated deficit of $13,21 I, I 53. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its effo11s to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9. Principal Shareholder Funding

Our principal shareholder, Wellesley Clayton. intends to provide sufficient funding. over at least the next 12 months, to allow us to meet our SEC reporting obligations. Our Principal Shareholder has funded operations to date to meet our Audit requirements in conjunction with our intended filings of the S-1. We can make no prediction about whether the continued funding will occur. Our majority shareholder may elect. at any time. to cease further funding. We have NOT entered into any fonna l1 written agreement with him that contractually binds or obligates him, to fund us for the next 12 months or more. Mr. Clayton will also evaluate whether. and to what extent. he will continue funding our obligations for legal and accounting costs required by the securities regulations promulgated for ru!ly reporting companies.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The Company has not had a change in its independent registered public accounting firm during its last two fiscal years or through the date of this filing. The Company notes that it has not had any disagreements with its current public accounting firm during the last two fiscal years or through the date of this filing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the public accounting firm, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in original Registration Statement on Form S-1)
3.2	Bylaws of the Registrant (filed in original Registration Statement on Form S-1)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

NORCOR TECHNOLOGIES CORPORATION

By:	/s/ Mark Clayton
Name:	Mark Clayton
Title:	Chief Executive Officer and President
(Principal Executive, Financial and Accounting Officer)